UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Bragg Gaming Group Inc.
(Exact name of registrant as specified in its charter)

Canada	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

130 King Street West, Suite 1955 Toronto, Ontario, Canada	M5X 1E3
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares, no par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-259004	(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of common shares, no par value (“Common Shares”), of Bragg Gaming Group Inc., an Ontario corporation (the “Registrant”). The description of the Registrant’s Common Shares under the headings “Description of Securities – Common Shares” in the prospectus included in the Registrant’s Registration Statement on Form F-10 (File No. 333-259004) is incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BRAGG GAMING GROUP INC.

Date: August 24, 2021	By:	/s/ Ronen Kannor
Name: Ronen Kannor
Title: Chief Financial Officer